UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2010

LEGACY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	000-51525 Commission File Number	20-3135053 I.R.S. Employer Identification Number
99 North Street, Pittsfield, Massachusetts 01201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (413) 443-4421
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 9.01 Financial Statements And Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-10.1
Ex-10.2

ITEM 1.01	Entry into a Material Definitive Agreement.
As announced by Legacy Bancorp, Inc. (the “Company”) on October 19, 2009, the Boards of Directors of the Company and Legacy Banks (the “Bank”) previously elected not to renew employment agreements for Richard M. Sullivan (“Mr. Sullivan”) and Steven F. Pierce (the “Employment Agreements”). Mr. Pierce has subsequently retired from the Company and the Bank while Mr. Sullivan continues to serve as Senior Vice President to the Company and the Bank. The decision of the Boards of Directors not to renew the Employment Agreements was in recognition of the current economic and business environment and the determination of the Boards that limiting employment agreements to the Chief Executive Officer position and change in control agreements to the Company’s senior most executives is a best corporate governance practice and is in the best interests of the Company and its shareholders.
On November 1, 2010 the Company and the Bank entered into a one-year Change in Control Agreement with Mr. Sullivan to replace his expiring employment agreement. The Company and the Bank also entered into change in control agreements on the same terms as Mr. Sullivan’s agreement with three other senior officers of the Bank.
The Change in Control Agreement with Mr. Sullivan is filed herewith as Exhibit 10.1. The one-year form of Change in Control Agreement between the Company, the Bank and three other senior officers of the Bank is filed herewith as Exhibit 10.2.

ITEM 9.01	Financial Statements And Exhibits

Exhibit No. 10.1-	Change in Control Agreement effective as of October 26, 2010 by and between Legacy Bancorp, Inc., Legacy Banks and Richard M. Sullivan.

Exhibit No. 10.2-	Form of One-Year Change in Control Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY BANCORP, INC.
Date: November 1, 2010	By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer

EXHIBIT INDEX

10.1	Change in Control Agreement effective as of October 26, 2010 by and between Legacy Bancorp, Inc., Legacy Banks and Richard M. Sullivan

10.2	Form of One-Year Change in Control Agreement